EXHIBIT 99.b.9

                         OPINION AND CONSENT OF COUNSEL

                                 Patricia D. Harrigan

                                             Vice President & Secretary


Securities and Exchange Commission           Valley Forge Life Insurance Company
Division of Investment Management            175 King Street
Office of Insurance Products                 Armonk, NY 10504
100 F Street, NE
Washington, D.C. 20549                       Direct line (914) 828-8687
                                             Direct fax (914) 828-7687
                                             Patricia_Harrigan@swissre.com


                                             April 28, 2006





Re: Opinion of Counsel - Valley Forge Life Insurance Company Variable Annuity Separate Account File Nos. 333-01087 and 811-07547


Dear Commissioners

       I hereby consent to the reference to my name under the caption "Legal Opinions" in the Prospectus contained in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 filed by Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-01087) with the Securities and Exchange Commission under the Securities Act of 1933.

       As Counsel to the Depositor, I am familiar with the variable annuity contract (the "Contract"), which is the subject of this Form N-4 registration statement, and am of the opinion that upon acceptance of the purchase payment paid by an owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration statement, the Contracts were validly issued and constitute a legal and binding obligation of Valley Forge Life Insurance Company.

       In giving this consent, I do not admit that I am in the category of person whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,



/s/ Patricia D. Harrigan
Patricia D. Harrigan
Vice President and Secretary